UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2012

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2012, the Board of Directors of Chesapeake Utilities Corporation (the "Company") approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (the "Bylaws") effective as of the same date. The material amendments to the Bylaws provide for the following:

(a) Amending the advance notice periods for any business requested by a stockholder to be brought before an annual meeting under Section 2.3 of the Company’s Bylaws ("Stockholder Business"), and for any director nomination by a stockholder under Section 3.3 of the Company’s Bylaws ("Stockholder Nomination");

(b) Requiring that a stockholder appear personally or through its representative at the annual meeting to present such Stockholder Business or Stockholder Nomination;

(c) Requiring that a stockholder notify the Secretary of the Company in writing of any material changes to information required to be provided by the stockholder with regards to Stockholder Business or a Stockholder Nomination no later than the business day prior to the annual meeting, and requiring that notice include a representation as to the accuracy of the information;

(d) Adding the Chief Financial Officer as a designated officer under the Bylaws and generally describing the duties of the Chief Financial Officer; and

(e) Amending the duties of the Treasurer as specified under the Bylaws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

December 7, 2012	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.doc	Amended and Restated Bylaws, dated December 4, 2012